Exhibit 99.1

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of March 8, 2005 (the “Effective Date”), between Franklin Covey Co., a Utah corporation (the “Company”), and Knowledge Capital Investment Group, a Texas general partnership (the “Purchaser” and, together with its Permitted Transferees, the “Investor”).

WHEREAS, Purchaser is a holder of shares of the Company’s outstanding Series A Preferred Stock (the “Series A Preferred”), and the Company and Purchaser have previously entered into the Stockholders Agreement dated June 2, 1999 (the “Prior Shareholders Agreement”); and

WHEREAS, The Company and Purchaser entered into a Preferred Stock Amendment and Warrant Issuance Agreement, dated November 29, 2004 (as amended from time to time, the “Amendment Agreement”), pursuant to which, among other things, the Company and Purchaser, on the terms and subject to the conditions thereof, agreed to amend and restate the Prior Shareholders Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and Purchaser hereby agree that the Prior Shareholders Agreement is terminated and superceded and replaced in its entirety by this Agreement, and the parties further agree as follows:

I.  DEFINITIONS

1.1  Definitions. Capitalized terms used herein but not defined have the meaning assigned to them in the Amendment Agreement. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

(a)  “Affiliate” of any Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and, for the purposes of this definition only, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise.

(b)  “Associate,” as used to indicate a relationship with any Person, means:

(i)  any corporation or organization (other than the Company or a majority-owned subsidiary of the Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of securities;

(ii)  any trust or other estate in which such Person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

(iii)  any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Company or any of its parents or subsidiaries.

(c)  “Assumption Agreement” means a writing in substantially the form of Exhibit A hereto.

(d)  A Person will be deemed the “beneficial owner” of, will be deemed to “beneficially own” and will be deemed to have “beneficial ownership” of:

(i)  any securities that such Person or any of such Person’s Affiliates is deemed to “beneficially own” within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

(ii)  any securities (the “underlying securities”) that such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

(e)  “Board” means the Board of Directors of the Company.

(f)  “Board Approval” means the approval of a majority of the members of the Board who (i) are not officers or employees of the Company or any of its Affiliates and (ii) are not Purchaser Designees.

(g)  “Business Combination” has the meaning set forth in Section 4.2(a).

(h)  “Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

(i)  “Change in Control” will be deemed to occur (i) upon any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company’s then-outstanding Voting Securities, whether directly by a stock purchase or indirectly through a Business Combination of the Company or (ii) the sale by the Company of all or substantially all of its assets to any such “person” or “group.”

(j)  “Common Stock” means the common stock of the Company, par value $0.05 per share.

(k)  “Common Stock Dividends” means any dividends or other distributions on or in respect of the Common Stock excluding any Common Stock Repurchases.

(l)  “Common Stock Repurchases” means any purchase or other acquisition by the Company or any direct or indirect subsidiary thereof to purchase or otherwise acquire any Common Stock excluding any Common Stock Dividends.

(m)  “EBITDA” means, for any period, the Net Income for such period plus (x) to the extent deducted in computing such Net Income, without duplication, the sum of (i) income tax expense or, if imposed by any relevant jurisdiction in lieu of an income tax, franchise and/or gross receipts tax expense, (ii) Interest Expense, (iii) depreciation and amortization expense, (iv) amortization of intangibles (including but not limited to good will), (v) any special charges and any extraordinary or nonrecurring losses or charges or loan loss reserves, payments or accruals on loans from the Company to its current or former employees or directors, non-cash impairments, restricted stock awards and other similar non-cash items and (vi) other non-cash items reducing Net Income, minus (y) to the extent added in computing such Net Income, without duplication, the sum of (A) interest income, (B) extraordinary or nonrecurring gains and (C) other non-cash items increasing Net Income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period) and minus (z) if the Company sells all or a portion of its corporate campus real estate (regardless of accounting treatment), any rent amounts paid by the Company related to space it is leasing or master leasing.

(n)  “Excess Debt” means any Indebtedness other than Permitted Indebtedness.

(o)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p)  “Financial Test” will be satisfied if, on a pro forma basis, after giving effect to the proposed transaction (with respect to clauses (i) and (ii) below, as if such transaction had occurred on the first day of the LTM), (i) the Net Worth would be at least $275.0 million at the end of the most recent fiscal quarter, (ii) the Fixed Charge Coverage Ratio for the LTM would be at least 3.5:1 and (iii) EBITDA for the LTM would be at least $65.0 million.

(q)  “Fixed Charge Coverage Ratio” means, with respect to the Company and its subsidiaries for any period, on a consolidated basis, the ratio of EBITDA for such period to the Fixed Charges for such period.

(r)  “Fixed Charges” means, with respect to the Company and its subsidiaries for any period, on a consolidated basis, the sum of (i) Interest Expense for such period, (ii) income tax expense of such period and (iii) all dividend payments on any series or class of preferred stock paid or required to be paid in cash, but any rent deducted from Net Income pursuant to clause (z) of the definition of EBITDA shall be not be included as a Fixed Charge regardless of accounting treatment.

(s)  “GAAP” means generally accepted accounting principles in effect from time to time in the United States of America applied on a consistent basis.

(t)  “Guarantee” of or by any Person (“guaranteeing person”), means (i) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guaranteeing person, direct or indirect, (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness (B) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (C) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (D) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (ii) any Lien on any assets of the guaranteeing person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by the guaranteeing person.

(u)  “Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, whether short-term or long-term, and whether secured or unsecured, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guarantees by such Person of Indebtedness of others, (viii) all Capital Lease Obligations of such Person, (ix) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangement, (x) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, (xi) obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock and (xii) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such Indebtedness, obligations or Guarantee. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof, provided, that, if the sole asset of such Person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

(v)  “Initial Purchaser Shares” means the 3,311,438 shares of Series A Preferred held by Purchaser as of the Effective Date.

(w)  “Interest Expense” means, for any period, the sum of (i) gross interest expense of the Company and its subsidiaries for such period on a consolidated basis in accordance with GAAP, on the aggregate principal amount of the Indebtedness of the Company and its subsidiaries, including (A) the amortization of debt discounts, (B) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (C) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (ii) capitalized interest of the Company and its subsidiaries for such period on a consolidated basis in accordance with GAAP.

(x)  “Lien” means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, encumbrance, assignment, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

(y)  “LTM” means the four full fiscal quarters ended immediately prior to the relevant calculation date for which financial statements are then available.

(z)  “Major Acquisition” means the purchase for cash, securities, property or other consideration, whether by merger, consolidation, acquisition of assets, contribution or any other form of transaction, of any business or properties in a single transaction or series of related transactions on which the purchase price paid (including any Indebtedness assumed by the Company or any of its subsidiaries in connection with such purchase by the Company or any of its subsidiaries) calculated in accordance with GAAP (and prior to any write-downs or write-offs of tangible or intangible assets whether or not defined or permitted by GAAP) (the “Purchase Price”), which Purchase Price, when taken together with the Purchase Prices of all other such purchases during the twelve months immediately preceding the date of the definitive agreement for or, if there is no such agreement, the date of consummation, exceeds $50.0 million.

(aa)  “Major Divestiture” means the divestiture, whether by merger, consolidation, disposition of assets, spin-off, contribution or any other form of transaction, in a single transaction or series of related transactions, of any business or properties of the Company or any of its subsidiaries that had Revenues in the LTM in excess of 25% of the Company’s Revenues in the LTM and in which less than 80% of the total consideration paid in such transaction consists of cash.

(bb)  “Net Income” means for any period, the net income of the Company and its subsidiaries, determined on a consolidated basis in accordance with GAAP.

(cc)  “Net Working Capital” means working capital, excluding cash and all sales tax and income tax reserves that the Company reasonably expects will not be paid in the 12-month period following the date the Net Working Capital is calculated.

(dd)  “Net Worth” means, as of the date of determination, the “shareholders equity” as shown on a consolidated balance sheet for the Company and its subsidiaries at such date prepared in accordance with GAAP.

(ee)  “Permitted Acquisition” means any acquisition of Company securities pursuant to Section 2.1 of this Agreement and any additional acquisition of Company securities that does not increase Purchaser’s beneficial ownership of Common Stock by more than 10% in any 12 consecutive month period.

(ff)  “Permitted Indebtedness” means (i) any Indebtedness up to $20,000,000 to be used for ordinary working capital purposes only (excluding, without limitation, acquisitions, stock repurchases or Common Stock dividends), (ii) any Indebtedness in excess of $20,000,000 if, upon the incurrence of such Indebtedness, with respect to the Company and its subsidiaries for the LTM, on a consolidated basis, (x) the ratio of Pro Forma EBITDA for such period to the Pro Forma Fixed Charges for such period and (y) the ratio of EBITDA for such period to the Fixed Charges for such period would each be at least 3.5:1.

(gg)  “Permitted Transferees” means any Person to whom Securities are Transferred in a Transfer not in violation of this Agreement and who, if required by Section 5.1(a), enters into an Assumption Agreement, and includes any Person to whom a Permitted Transferee of any Investor (or a Permitted Transferee of a Permitted Transferee) who further Transfers shares of Common Stock and who is required to, and does, become bound by the terms of this Agreement.

(hh)  “Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including without limitation a government or political subdivision or an agency or instrumentality thereof.

(ii)  “Pro Forma EBITDA” means EBITDA calculated by making the following pro forma adjustments (which shall be made in compliance with SEC requirements): (A) any acquisitions or dispositions since the beginning of the period for which Pro Forma EBITDA is being determined for which, under Rule 11-01 of Regulation S-X promulgated by the SEC, pro forma information would be required in filings with the SEC shall be reflected as if such acquisitions or dispositions had occurred at the beginning of such period and (B) rent amounts to be deducted from Net Income pursuant to clause (z) of the definition of EBITDA if the sale of the corporate campus real estate occurred after the beginning of the period for which Pro Forma EBITDA is being calculated shall be determined as if such sale had occurred at the beginning of such period.

(jj)  “Pro Forma Fixed Charges” means Fixed Charges, with the following adjustment: Interest Expense shall be calculated by assuming that the amount of Indebtedness and other obligations giving rise to such Interest Expense on the most recent practical date on or prior to the determination of Pro Forma Fixed Charges plus, in the case of a calculation of Pro Forma Fixed Charges pursuant to Section 4.1(a) (and the calculation of Permitted Indebtedness), the Indebtedness proposed to be incurred had been the amount outstanding throughout the period for which Pro Forma Fixed Charges is being calculated.

(kk)  “Public Offering” means the sale of shares of any class of the Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

(ll)  “Purchaser Designees” has the meaning set forth in Section 3.1(a).

(mm)  “Restated Articles” means the Company’s Articles of Restatement amending and restating its Articles of Incorporation dated March 4, 2005.

(nn)  “Restricted Securities” means any Voting Securities and any other securities convertible into, exchangeable for or exercisable for Voting Securities (whether immediately or otherwise), except any securities acquired pursuant to a Permitted Acquisition.

(oo)  “Revenues” means for any Person for any period, the revenues of such Person and its subsidiaries determined on a consolidated basis in accordance with GAAP.

(pp)  “Securities” means the Series A Preferred and the Common Stock held by the Purchaser as of the Effective Date.

(qq)  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(rr)  “SEC” means the Securities and Exchange Commission.

(ss)  “Senior Preferred” means the Series A Preferred and the Series B Preferred.

(tt)  “Series B Preferred” means the Series B Preferred Stock of the Company.

(uu)  “Special Board Vote” means the affirmative vote or written consent of not fewer than 80% of the total number of directors of the Company.

(vv)  “Surviving Person” means the continuing, surviving or resulting Person in a Business Combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Company, or the Person consolidating with or merging into the Company in a Business Combination in which the Company is the continuing or surviving Person, but in connection with which the Senior Preferred is exchanged or converted into the securities of any other Person or the right to receive cash or any other property.

(ww)  “Total Voting Power” means, at any time, the aggregate number of votes which may then be cast by all holders of outstanding Voting Securities in the election of directors of the Company.

(xx)  “Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right, the imposition of a restriction on disposition or voting or transfer by operation of law. Notwithstanding the foregoing, “Transfer” does not include any change of control of Purchaser or a successor of Purchaser.

(yy)  “Voting Securities” means the Common Stock and the Series A Preferred and all other securities of the Company entitled to vote generally in the election of directors of the Company, except to the extent such voting rights are dependent upon the non-payment of dividends, events of default or bankruptcy or other events not in the ordinary course of business.

(zz)  “Warrant” means the warrants to purchase Common Stock issued pursuant to the Amendment Agreement.

II.  STANDSTILL

2.1  Acquisition of Restricted Securities. Without prior Board Approval, no Investor will purchase or otherwise acquire beneficial ownership of any Restricted Securities if after such acquisition the Investors would have, in the aggregate, beneficial ownership of 25% or more of the Total Voting Power (the “25% Threshold”); provided, however, that the foregoing restriction will not apply to (i) any acquisition of Restricted Securities that is approved prior to such acquisition by a majority of the members of the Board that are not Purchaser Designees or Affiliates or Associates of any Investor or by the holders of a majority of the Total Voting Power, (ii) purchases of Common Stock upon exercise of any Warrant, (iii) the acquisition of beneficial ownership of additional Senior Preferred pursuant to the terms thereof and (iv) a Permitted Acquisition or any other transaction or series of transactions permitted or contemplated by this Agreement or the Amendment Agreement.

2.2  Other Restrictions. Without prior Board Approval, except as otherwise permitted hereunder, no Investor will do any of the following:

(a)  solicit proxies from other shareholders of the Company in opposition to a recommendation of the Board for any matter to be considered at any meeting of the shareholders of the Company, except matters on which a vote of Series A Preferred or the Senior Preferred, in either case, as a separate voting group, is required or as permitted by this Agreement;

(b)  knowingly form, join or participate in or encourage the formation of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of the Company, other than a group consisting solely of Affiliates of Purchaser or the Company; or

(c)  deposit any Voting Securities of the Company into a voting trust or subject any such Voting Securities to any arrangement or agreement with respect to the voting thereof, other than any such trust, arrangement or agreement (i) the only parties to, or beneficiaries of, which are Affiliates of an Investor; and (ii) the terms of which do not require or expressly permit any party thereto to act in a manner inconsistent with this Agreement.

2.3  No Breach. No Investor will be deemed to have breached the terms of Section 2.1 above if Voting Securities beneficially owned by the Investors exceed the percentage limitation set forth in Section 2.1 due to any reduction in Total Voting Power or other action by the Company or due to any Investor’s acquisition of Company securities pursuant to a Permitted Acquisition.

III.  BOARD REPRESENTATION; CONSULTATION

3.1  Nomination and Voting.

(a)  The Company will nominate for election as directors of the Company up to the following numbers of persons designated by Purchaser (the “Purchaser Designees”): (i) if Purchaser is the beneficial owner of 1,760,000 or more shares of Series A Preferred, two Purchaser Designees; (ii) if Purchaser is the beneficial owner of at least 880,000 but less than 1,760,000 shares of Series A Preferred, one Purchaser Designee; (iii) if Purchaser is the beneficial owner of at least one but less than 880,000 shares of Series A Preferred, one Purchaser Designee, provided, that such Purchaser Designee must be Donald J. McNamara, and Mr. McNamara must agree to serve as such Purchaser Designee; and (iv) in addition to any Purchaser Designee or Designees Purchaser is entitled to designate pursuant to clauses (i) through (iii) above, if Purchaser is the beneficial owner of at least 1,000,000 shares of Common Stock, one Purchaser Designee. If Purchaser is entitled to designate more than one Purchaser Designee, each will be nominated to be elected to a different class of directors to the extent the Board is divided into classes. The share numbers set forth in this Section 5.1(a) are subject to adjustment for any stock split, combination, stock dividend or similar event with respect to such shares.

(b)  As of the effective date of this Agreement, Purchaser is entitled to designate three Purchaser Designees, and currently Donald J. McNamara and Brian A. Krisak serve on the Board as Purchaser Designees. The Company and Purchaser acknowledge that Robert A. Whitman, who serves as Chairman of the Board, is not a Purchaser Designee.

(c)  The Company, at each meeting of shareholders of the Company at which directors are elected, will, to the extent requested by Purchaser, cause to be nominated for election as directors of the Company the appropriate number of Purchaser Designees as determined pursuant to Section 3.1(a), which in no event shall exceed three, provided, that if a class of only three or fewer directors stands for election at any meeting, no more than one Purchaser Designee shall stand for election at such meeting to serve as a member of such class. The Company will solicit proxies from its shareholders for such nominees, vote all management proxies in favor of such nominees, except for such proxies that specifically indicate to the contrary and otherwise use its best efforts to cause such nominees to be elected to the Board as herein contemplated.

(d)  If any Purchaser Designee ceases to be a director of the Company, the Company will promptly upon the request of Purchaser cause a person designated by Purchaser to replace such director. If Purchaser fails to designate for election at a meeting of shareholders the full number of Purchaser Designees to which the Purchaser is entitled pursuant to Section 3.1(a), Purchaser will thereafter be permitted to designate additional Purchaser Designees, up to the additional number of Purchaser Designees that would be permitted pursuant to Section 3.1(a), and the Company will, promptly upon the request of Purchaser cause such additional Purchaser Designees to be elected or appointed a director of the Company.

(e)  The Company covenants that the total number of seats on the Board (including any vacant seats) will in no event exceed 15 so long as Purchaser is entitled to designate at least one Purchaser Designee.

(f)  At all times after the date hereof, if Purchaser is entitled to designate at least one Purchaser Designee, and to the extent permitted by law and applicable rules of the New York Stock Exchange, the Company shall ensure that at least one Purchaser Designee is a member of any committee of the Board requested by Purchaser, other than any special committee of directors formed as a result of any conflict of interest arising from any Purchaser Designee’s relationship with Purchaser.

(g)  So long as Purchaser beneficially owns a majority of the outstanding shares of Senior Preferred, persons elected to the Board by holders of the Senior Preferred pursuant to Article IV.C.4(d) of the Restated Articles (the “Default Designees”) will be deemed to be Purchaser Designees for purposes of Sections 3.1(d) through (g). If Purchaser beneficially owns less than a majority of the outstanding shares of Senior Preferred, then the Default Designees will not be deemed to be Purchaser Designees for purposes of Section 3.1(d) through (g).

3.2  Director Fees. Designees of Purchaser will not be entitled to receive fees from the Company for their service as directors for any period during which Hampstead Interests, LP receives a fee pursuant to the Amended and Restated Monitoring Agreement, dated as of the date hereof, between the Company and Hampstead Interests, LP (as amended from time to time).

3.3  Consultation. So long as (i) Purchaser is the beneficial owner of at least 880,000 shares of Series A Preferred (subject to adjustment for any stock split, combination, stock dividend or similar event with respect to the Series A Preferred) and (ii) Donald J. McNamara retains substantially the same authority of a Managing Partner of Purchaser (as CEO and President of Hampstead Associates, Inc. or otherwise), Purchaser will have the right to consult with the Company, including its principal officers, and to participate in the drawing up of any recommendation or Company position, prior to its presentation to the Board of Directors (if applicable) or implementation, regarding the following:

(a) the appointment and/or termination of the chief executive officer, chief operating officer, president and chief financial officer, or any person or persons fulfilling similar duties;

(b) the remuneration, both cash and non-cash, and other benefits of the officers and of any managers of the Company with annual salaries in excess of $100,000;

(c) the appointment and/or termination of the Company’s auditors and accountants;

(d) the annual operating and capital budgets of the Company;

(e) any deviation from the approved budgets referred to in paragraph (d) by more than 20 percent on any line item or 10 percent of the total budget; and

(f) the Company’s annual or long range strategic plans which incorporate specific business strategies, operating agenda, investment and disposition objectives, or capitalization and funding strategies.

The foregoing rights are in addition to any voting or other rights granted to Purchaser by any other document or agreement or by any law, rule or regulation.

3.4  Access. So long as (i) Purchaser is the beneficial owner of at least 880,000 shares of Series A Preferred (subject to any stock split, combination, stock dividend or similar event with respect to the Series A Preferred) and (ii) Donald J. McNamara retains substantially the same authority of a Managing Partner of Purchaser (as CEO and President of Hampstead Associates, Inc. or otherwise), the Company will, and will cause its subsidiaries and each of the Company’s and its subsidiaries’ officers, directors, employees, agents, representatives, accountants and counsel to: (a) afford the members, officers, employees and authorized agents, accountants, counsel, financing sources and representatives of Purchaser reasonable access, during normal business hours and without unreasonable interference with business operations, to the offices, properties, other facilities, books and records of the Company and each subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Company and of each subsidiary who have any knowledge relating to the Company or any subsidiary and (b) furnish to the members, officers, employees and authorized agents, accountants, counsel, financing sources and representatives of Purchaser, such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company and its subsidiaries (or legible copies thereof) as Purchaser may from time to time reasonably request.

IV.  PURCHASER CONSENT RIGHTS

4.1  Extraordinary Actions. So long as Purchaser is entitled to designate at least two Purchaser Designees, the approval of a Special Board Vote will be required for the Company to effect any of the following transactions without first obtaining Purchaser’s prior written consent:

(a)  the incurrence of Excess Debt;

(b)  a Major Divestiture with respect to which the Company does not satisfy the Financial Test; and

(c)  a Major Acquisition, the Purchase Price of which exceeds seven times the acquired entity’s or business’ EBITDA for the LTM.

4.2  Business Combinations, Etc. So long as Purchaser is the beneficial owner of at least 880,000 shares of Series A Preferred (as adjusted for any stock dividends, combinations or splits with respect to the Series A Preferred), the Company may not, without obtaining the prior written consent of Purchaser:

(a)  authorize or effect any merger, consolidation, combination, recapitalization, reorganization or other transaction (whether or not the Company is the Surviving Person) (any such transaction, a “Business Combination”) or sale, assignment, transfer, conveyance or other disposal of all or substantially all of its properties or assets in one or more related transactions to another Person unless: (A) the Company is the Surviving Person or the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Senior Preferred remains outstanding (if the Surviving Person is the Company) or is converted into or exchanged for and becomes shares of the Surviving Person (if other than the Company), in each case such that the Senior Preferred or shares into which it is converted or for which it is exchanged has in respect of the Surviving Person the same powers, preferences and relative participating optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Senior Preferred had immediately prior to such transaction, and such Surviving Person has no class of shares either authorized or outstanding ranking prior to or on a parity with the Senior Preferred except the same number of shares ranking prior to or on a parity with the Senior Preferred and having the same rights and preferences as the shares of the Company authorized and outstanding immediately prior to any such transaction and (C) the Company delivers to Purchaser prior to the consummation of the proposed transaction an officers’ certificate and an opinion of counsel to the combined effect that such transaction complies with the terms of this Section 4.2(a) and that all conditions precedent to such transaction have been satisfied; or

(b)  pay any Common Stock Dividends or complete any Common Stock Repurchases in the amount (valued in the good faith opinion of the Board), if any, by which the aggregate of all Common Stock Dividends plus the gross amount expended by the Company or any direct or indirect subsidiary thereof to complete Common Stock Repurchases for the LTM, exceeds 10% of the Net Income for the LTM; provided, however, that if (i) the Company previously has redeemed a sufficient number of shares of Senior Preferred such that it has paid to holders of Senior Preferred at least $30 million in aggregate Liquidation Price (as such term is defined in the Restated Articles), whether pursuant to the Restated Articles or the provisions of Section 5.2 below, (ii) the Company has prior to and will have after the payment of any such Common Stock Dividends or completion of any such Common Stock Repurchases positive Net Working Capital and (iii) the Company’s Pro Forma EBITDA for the LTM equals or exceeds at least two times the Company’s Pro Forma Fixed Charges for the LTM, then the Company may utilize any or all of its cash in excess of 56.2% of the aggregate Liquidation Price of, and all accrued and unpaid dividends on, all then remaining outstanding shares of Senior Preferred to pay any such Common Stock Dividends or complete any such Common Stock Repurchases; provided, further, that (x) no such Common Stock Dividend may be paid to, and no such Common Stock Repurchase may be completed with, any Affiliate of the Company and (y) the aggregate amount of any such Common Stock Dividends (without limiting the aggregate amount of any such Common Stock Repurchases) may not exceed 25% of Net Income for the LTM.

V.  TRANSFER OF SECURITIES

5.1  Transferability.

(a)  Any Investor may Transfer all or any part of the shares of Senior Preferred held by such Investor to any Person provided one of the three following conditions is satisfied:

(i)  the Person duly executes and delivers an Assumption Agreement;

(ii)  the Company has fully exercised its Redemption Right pursuant to Section 5.2 or the Redemption Right has otherwise expired; or

(iii)  the aggregate Liquidation Price of all Initial Purchaser Shares that remain in Purchaser’s possession immediately following such Transfer will equal or exceed $30,000,000.

The foregoing notwithstanding, no Transfer will be permitted (other than pursuant to a Public Offering) pursuant to clause (i), (ii) or (iii) unless in connection therewith the Company has been furnished an opinion of such Investor’s counsel (which counsel shall be reasonably acceptable to the Company, provided, that any law firm having at least 100 lawyers, including associates and partners, shall be deemed acceptable, “Counsel”) to the effect that such Transfer is exempt from or not subject to the registration requirements of Section 5 of the Securities Act.

(b)  In the event of any purported Transfer by any Investor of any shares of Senior Preferred not permitted by Section 5.1(a), such purported Transfer will be void and of no effect and the Company will not give effect to such Transfer.

(c)  Each certificate representing shares of Senior Preferred issued to any Investor will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law) (the “Legend”):

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT BETWEEN THE COMPANY AND (INVESTOR), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT.”

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR ANY OTHER APPLICABLE LAW OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

The Legend will be removed by the Company by the delivery of substitute certificates without such Legend in the event of (i) a Transfer permitted by Section 5.1(a) and in which the Transferee is not required to enter into an Assumption Agreement or (ii) the termination of this Article V pursuant to the terms of this Agreement; provided, however, that the second paragraph of such Legend will only be removed if at such time a legal opinion from counsel to the Transferee shall have been obtained to the effect that such legend is no longer required for purposes of applicable securities laws. In connection with the foregoing, the Company agrees that, if the company is required to file reports under the Exchange Act, for so long as and to the extent necessary to permit any Investor to sell the Securities pursuant to Rule 144, the Company will use its reasonable best efforts to file, on a timely basis, all reports required to be filed with the SEC by it pursuant to Section 13 of the Exchange Act, furnish to the Investors upon request a written statement as to whether the Company has complied with such reporting requirements during the 12 months preceding any proposed sale under Rule 144 and otherwise use its reasonable best efforts to permit such sales pursuant to Rule 144.

5.2  Company Special Redemption Right.

(a)  The Company, at any time, at it sole option, may, upon 15 business days prior notice to Investors, redeem from Investors, on a pro-rata basis according to the number of shares of Senior Preferred then held by them, up to an aggregate number of shares of Senior Preferred held by such Investors having an aggregate Liquidation Price of $30 million (the “Redemption Right”). The purchase price per share of Senior Preferred payable to Investors upon any exercise by the Company of its Redemption Right (the “Redemption Price”) shall be determined as follows:

(i)  until the first anniversary of the Effective Date, the Redemption Price will be 100% of the Liquidation Price plus accrued and unpaid dividends on the Senior Preferred to the date of payment;

(ii)  thereafter, until the second anniversary of the Effective Date, the Redemption Price will be 101% of the Liquidation Price plus accrued and unpaid dividends on the Senior Preferred to the date of payment;

(iii)  thereafter, until the third anniversary of the Effective Date, the Redemption Price will be 102% of the Liquidation Price plus accrued and unpaid dividends on the Senior Preferred to the date of payment; and

(iv)  thereafter, until the fourth anniversary of the Effective Date, the Redemption Price will be 103% of the Liquidation Price plus accrued and unpaid dividends on the Senior Preferred to the date of payment.

(b)  Any notice of redemption given pursuant to Section 5.2(a) (“Redemption Notice”) will be given in writing by the Company by first class mail, postage prepaid, to the Investors by the Board at each such Investor’s address as it appears on the stock books of the Company, provided, that no failure to give such notice nor any deficiency therein will affect the validity of the procedure for redemption of any shares of Senior Preferred except as to the Investor or Investors to whom the Company has failed to give such notice or whose notice was defective. The Redemption Notice will state:

(i)  the applicable Redemption Price;

(ii)  the total number of shares of Senior Preferred being redeemed;

(iii)  the date fixed for redemption by the Board (the “Redemption Date”);

(iv)  the place or places and manner in which each Investor is to surrender his or her certificate(s) to the Company; and

(v)  that dividends on the shares of Senior Preferred to be redeemed will cease to accumulate on the Redemption Date unless the Company defaults on the Redemption Price.

(c)  Upon surrender of the certificate(s) representing shares of Senior Preferred that are the subject of redemption pursuant to Section 5.2(a), duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice and on the Redemption Date, the full Redemption Price for such shares will be paid in cash to the Person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate will be canceled and retired.

(d)  In accordance with the Restated Articles, on and after the Redemption Date, unless the Company defaults in the payment in full of the applicable Redemption Price, dividends on the Senior Preferred to be redeemed will cease to accumulate, and all rights of the holders thereof will terminate with respect thereto on the Redemption Date, other than the right to receive the Redemption Price.

5.3  Purchaser Special Redemption Right. In the event of a Change in Control or if the Company enters into a definitive agreement providing for a Change in Control, the Company will, within 30 calendar days after such Change in Control or the execution of such an agreement, offer to purchase each then-outstanding share of Senior Preferred held by an Investor for a cash amount per share equal to 101% of the Liquidation Price, plus all accrued and unpaid dividends on the Senior Preferred to the date of payment. Within 10 calendar days after such Change in Control or the execution of such an agreement, the Company will provide written notice to each Investor at such Investor’s address as it appears on the stock books of the Company. The Company will extend such offer for a period of 20 business days after commencing such offer and will purchase any shares tendered to the Company pursuant to such offer at the end of such 20-business day period. Dividends will cease to accrue with respect to shares of Senior Preferred tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the date such shares are purchased and paid for by the Company.

VI.  TERMINATION

6.1  Termination. The provisions of this Agreement specified below will terminate, and be of no further force or effect (other than with respect to prior breaches), as follows:

(a)  Articles II, III and IV will terminate (but in the case of subparagraphs (ii) through (vi), only as to the Investor that has given the notice contemplated thereby), upon the earliest to occur of the following dates or events:

(i)  ten years after the date hereof;

(ii)  notice that an Investor has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the announcement by any Person or group (other than an Investor) that it intends to commence a tender offer for or otherwise acquire Voting Securities if, after the completion of such proposed tender offer or acquisition, such Person or group, together with all persons and entities controlling, controlled by or under common control (or in a group with it), would own 20% or more of the Total Voting Power;

(iii)  notice that an Investor has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the acquisition by any Person or group of 20% or more of the Total Voting Power or the filing by any Person or group (other than an Investor) of any document with a governmental agency (including without limitation a Schedule 13D with the SEC or a notification under the Hart-Scott-Rodino Antitrust Improvement Act) to the effect that such person, entity or group intends or contemplates acquiring Voting Securities if, after the completion of such proposed acquisition, such person, entity or group, together with all persons and entities controlling, controlled by or under common control or in a group with it, would own 20% or more of the Total Voting Power;

(iv)  notice that an Investor has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the execution, approval by the Board or announcement of an agreement, agreement in principle or proposal (whether or not subject to approval by the Board or other corporate action) that provides for or involves (A) the merger of the Company with or into any other entity, (B) the sale of all or any significant part of the assets of the Company, (C) the reorganization or liquidation of the Company or (D) any similar transaction or event that is subject to approval by the shareholders of the Company;

(v)  notice that an Investor has determined to terminate this Agreement effective as of a date stated in such notice at any time following the failure by the Board or the Company to observe any of the provisions of this Agreement hereof which breach has continued for at least five calendar days after notice thereof to the Company from Purchaser; and

(vi)  with respect to Purchaser only, notice that Purchaser has determined to terminate this Agreement following (A) the failure of the shareholders of the Company to elect any Purchaser Designee as a director, (B) the removal of any Purchaser Designee from the Board, (C) the failure of the Board to replace any Purchaser Designee with a person designated by an Investor or (D) the failure of the Board to effect without unreasonable delay and maintain the committee appointments required under Section 3.1(f);

(b)  Article V will terminate on the fourth anniversary of the date of this Agreement;

(c)  Any portion or all of this Agreement will terminate and be of no further force and effect upon a written agreement of the parties to that effect; and

(d)  All other sections of this Agreement will terminate at such time as all other sections of this Agreement have terminated.

VII.  MISCELLANEOUS

7.1  Specific Performance. The parties agree that any breach by any of them of any provision of this Agreement would irreparably injure the Company or Purchaser, as the case may be, and that money damages would be an inadequate remedy therefor. Accordingly, the parties agree that the other parties will be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consent to the entry thereof, in addition to any other remedy to which such other parties are entitled at law or in equity; provided, however, that in the event the Company breaches or is unable to perform (even if legally excused therefrom) Section 3.1, the obligations of Purchaser under Article II hereof will terminate without further action but the Company will have no liability for damages as a result thereof.

7.2  Notices. All notices, requests and other communications to either party hereunder will be in writing (including telecopy or similar writing) and will be given,

if to the Company, to:

Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331
Attention: Val J. Christensen
Fax: (801) 817-8723

with a copy to:

Joel C. Peterson
Chairman of the Special Committee of the Board of Directors
c/o Peterson Partners LP
299 South Main Street, Suite 2250
Salt Lake City, Utah 84111
Fax: (801) 359-8840

with a copy to:

Dorsey & Whitney LLP
170 South Main Street, Suite 900
Salt Lake City, Utah 84101
Attention: Nolan S. Taylor
Fax: (801) 933-7373

If to any member of Purchaser, to:

Knowledge Capital Investment Group
c/o The Hampstead Group, LLC
3232 McKinney Avenue
Suite 890
Dallas, Texas 75201
Attention: Donald J. McNamara
Fax: (214) 220-4924

with a copy to:

Munsch Hardt Kopf & Harr, P.C.
1445 Ross Avenue
Suite 4000
Dallas, Texas 75202
Attention: William T. Cavanaugh, Jr.
Fax: (214) 978-4371

or such other address or telecopier number as such party may hereafter specify for the purpose of notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 7.2.

7.3  Amendments; No Waivers.

(a)  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)  No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

7.4  Expenses. Except as otherwise provided herein or in the Amendment Agreement, all costs and expenses incurred in connection with this Agreement will be paid by the party incurring such cost or expense.

7.5  Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that none of the parties may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent of the other parties hereto, except that Purchaser may assign, delegate or otherwise transfer any of its rights hereunder to any of its Affiliates which commits to the Company in writing to be bound by the terms hereof (but no assignment or transfer shall relieve Purchaser of its obligations hereunder) and, upon such assignment or transfer, references to Purchaser herein will be deemed to include any such Affiliate. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

7.6  Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto will have received a counterpart hereof signed by the other party hereto.

7.7  Entire Agreement. This Agreement, the Amendment Agreement and the documents contemplated thereby (and all schedules and exhibits thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by any of the parties hereto.

7.8  Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Utah, without giving effect to the principles of conflict of laws thereof.

7.9  Registration Rights. Upon consummation of one or more Transfers of Securities by an Investor (other than a Transfer in a Public Offering) to any Qualified Transferee (as such term is defined in the Amended and Restated Registration Rights Agreement, dated as of the date hereof, between Purchaser and the Company (the “Registration Rights Agreement”)), the Company and each such Qualified Transferee will enter into a registration rights agreement substantially in the form of the Registration Rights Agreement (to the extent of the registration rights such Qualified Transferee is entitled to receive pursuant to the Registration Rights Agreement) with such modifications thereto as are acceptable to such Qualified Transferee and the Transferring Investor and do not materially increase the Company’s obligations thereunder (excluding the effects of multiple parties).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Shareholders Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FRANKLIN COVEY CO.

By:	/s/ ROBERT A. WHITMAN
Name:	Robert A. Whitman
Title:	President and Chief Executive Officer

KNOWLEDGE CAPITAL INVESTMENT GROUP

By:	Inspiration Investments Partners III, L.P.
Its:	Manager

By:	Inspiration Investments GenPar III, L.P.
Its:	General Partner

By:	Hampstead Associates, Inc.
Its:	Managing General Partner

By:	/s/ DONALD J. MCNAMARA
Name:	Donald J. McNamara
Title:	President

EXHIBIT A

FORM OF ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT (this “Agreement”), dated as of ___________________, by __________________ (“Transferee”) in favor of Franklin Covey Co., a Utah corporation (the “Company”).

RECITALS

A. The Company and Knowledge Capital Investment Group (“KC”) are parties to an Amended and Restated Shareholders Agreement dated as of March 8, 2005 (the “Shareholders Agreement”); and

B. As contemplated by the Shareholders Agreement, certain transfers by KC of shares of the Company’s Series A Preferred Stock, which, except in certain circumstances, automatically convert into shares of the Company’s Series B Preferred Stock (the “Series B Preferred”) immediately prior to such transfer, require KC and the Transferee to enter into this Agreement in favor of the Company.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Transferee hereby acknowledges receipt from KC of ___________________ shares of Series B1   Replace with Series A if the Transferee qualifies to receive shares of Series A Preferred Stock pursuant to the Restated Articles. Preferred and will, and hereby agrees to, become a party to, and be bound by, to the same extent as KC, the terms of the Shareholders Agreement, including, without limitation, the obligations set forth in Section 5.2; provided, however, that Article III of the Shareholders Agreement will not be applicable to Transferee, and Transferee will have no rights or obligations thereunder. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Shareholders Agreement.

2. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah, without giving effect to the principles of conflict of laws hereto.

3. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

[TRANSFEREE]

By:
Name:
Title:

KNOWLEDGE CAPITAL INVESTMENT GROUP

By:	Inspiration Investments Partners III, L.P.
Its:	Manager

By:	Inspiration Investments GenPar III, L.P.
Its:	General Partner

By:	Hampstead Associates, Inc.
Its:	Managing General Partner

By:
Name:
Title:

Agreed and Accepted:

FRANKLIN COVEY CO.

By:
Name:
Title: